                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE                    CONTACT:   W. Michael Smith
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (972) 301-2450
                                                    www.minorplanetusa.com

        Minorplanet Systems USA, Inc. Announces Senior Management Changes

RICHARDSON, Texas, August 26, 2002 - Minorplanet Systems USA, Inc. (NASDAQ:
MNPL), a leading provider of telematics-based fleet management solutions for commercial fleets, today announces that Jana Ahlfinger Bell, the company's chief executive officer, president and a member of the company's board, is leaving the company with immediate effect to pursue other business interests.

Also with immediate effect, Jeffrey Morris, founder and chief executive of Minorplanet Systems PLC, will work with the management as a general officer of the company in order to effect rapid growth of the VMI product in the U.S.

In the interim, the company is evaluating potential candidates for the position of chief executive officer of the company and pending that appointment, Andrew Tillman, who has been part of the Minorplanet team in the U.K. since its foundation and is currently operations director of Minorplanet Systems PLC, will assume the role.

Commenting on the changes, Michael Abrahams, chairman, said: "We would like to thank Jana for her years of excellent and dedicated service and for the significant contribution she has made to the success of the business. Ms. Bell's strategic vision along with her disciplined approach to the process and operations of the business has helped place the company at the forefront of the U.S. telematics marketplace. The Board is committed to ensuring that Minorplanet continues to build on that leading position," said Abrahams.

Jeffrey Morris said: "The sales and marketing techniques that we have so successfully deployed in Europe will, we believe, enable us to grow VMI sales rapidly in the U.S."

About Minorplanet Systems USA, Inc.

Minorplanet Systems USA, Inc. (minorplanetusa.com) markets, sells and supports Vehicle Management Information(TM) (VMI(TM)), a state-of-the-art fleet management solution that contributes to higher customer revenues and improved operator efficiency. VMI combines global positioning system (GPS) and wireless vehicle telematics technologies to monitor vehicles, minute by minute, in real time. The company also markets, sells and supports a customized GPS-based fleet management solution for large fleets like SBC Communications, which has more than 37,000 installed vehicles. Headquartered in Richardson, Texas, Minorplanet currently has a market presence in the Dallas/Fort Worth, Houston, Atlanta, Los Angeles and Austin, Texas, markets, with plans for other metro markets in the future.

Legal notice to investors: Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "expects," "believes," "anticipates" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: acceptance of new product offerings; ability to enter into additional GSM wireless agent agreements, ability to achieve and maintain margins during periods of rapid expansion and sales growth; availability of capital to fund expansion; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; and changes in business strategy. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.

"Minorplanet" is a federally registered trademark and service mark of Minorplanet Limited. "Vehicle Management Information," "VMI" and "Minorplanet Systems USA" are trademarks and service marks of Minorplanet Limited.

                                       ###

                                                                       (MNPL291)